EXHIBIT 99.1

ADTRAN, INC.

REPORTS RESULTS for the FIRST QUARTER 2015 and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, Ala.—(BUSINESS WIRE)—April 21, 2015—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter 2015. For the quarter, sales were $142,835,000 compared to $147,004,000 for the first quarter of 2014. Net income was $3,317,000 compared to $9,607,000 for the first quarter of 2014. Earnings per share, assuming dilution, were $0.06 compared to $0.17 for the first quarter of 2014. Non-GAAP earnings per share were $0.10 compared to $0.21 for the first quarter of 2014. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Revenue for the quarter came in lower than expected, driven by currency fluctuations in our European business, and the cancellation of a planned domestic Tier 1 program that was expected to commence late in the quarter. We did continue to see positive momentum in our European business, as well as the expected improvement in our Tier 2 carriers in the U.S. as CAF funding started to take hold.”

The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2015. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on May 7, 2015. The ex-dividend date is May 5, 2015 and the payment date is May 21, 2015.

The Company confirmed that its first quarter conference call will be held Wednesday, April 22, 2015 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2014. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Michael Foliano Senior Vice President & Interim CFO 256-963-8885	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis Investor Services 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$87,009	$73,439
Short-term investments	78,760	46,919
Accounts receivable, net	90,869	88,502
Other receivables	29,962	33,295
Inventory	93,123	86,710
Prepaid expenses	5,092	5,129
Deferred tax assets, net	16,297	17,095

Total Current Assets	401,112	351,089

Property, plant and equipment, net	73,987	74,828
Deferred tax assets, net	18,831	17,694
Goodwill	3,492	3,492
Other assets	10,080	10,942
Long-term investments	236,678	280,649

Total Assets	$744,180	$738,694

Liabilities and Stockholders’ Equity
Accounts payable	$73,696	$56,414
Unearned revenue	16,815	22,762
Accrued expenses	12,773	11,077
Accrued wages and benefits	15,605	13,855
Income tax payable, net	13,088	14,901

Total Current Liabilities	131,977	119,009

Non-current unearned revenue	10,088	10,948
Other non-current liabilities	30,646	30,924
Bonds payable	28,800	28,800

Total Liabilities	201,511	189,681

Stockholders’ Equity	542,669	549,013

Total Liabilities and Stockholders’ Equity	$744,180	$738,694

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Sales	$142,835	$147,004
Cost of sales	77,272	69,214

Gross Profit	65,563	77,790

Selling, general and administrative expenses	31,064	33,939
Research and development expenses	32,536	32,553

Operating Income	1,963	11,298

Interest and dividend income	933	1,294
Interest expense	(148)	(227)
Net realized investment gain	3,115	2,192
Other income (expense), net	(353)	122

Income before provision for income taxes	5,510	14,679

Provision for income taxes	(2,193)	(5,072)

Net Income	$3,317	$9,607

Weighted average shares outstanding - basic	53,399	56,751
Weighted average shares outstanding - diluted (1)	53,634	57,368

Earnings per common share - basic	$0.06	$0.17
Earnings per common share - diluted (1)	$0.06	$0.17

(1)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2014
Net Income	$3,317	$9,607

Other Comprehensive Loss, net of tax:

Unrealized losses on available-for-sale securities	(503)	(921)
Defined benefit plan adjustments	68	—
Foreign currency translation	(3,318)	252

Other Comprehensive Loss, net of tax	(3,753)	(669)

Comprehensive Income (Loss), net of tax	$(436)	$8,938

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income	$3,317	$9,607
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,728	3,580
Amortization of net premium on available-for-sale investments	910	1,135
Net realized gain on long-term investments	(3,115)	(2,192)
Net (gain)/loss on disposal of property, plant and equipment	8	(3)
Stock-based compensation expense	1,639	2,057
Deferred income taxes	(692)	627
Tax benefit from stock option exercises	8	57
Excess tax benefits from stock-based compensation arrangements	(9)	(55)
Change in operating assets and liabilities:
Accounts receivable, net	(4,571)	(15,971)
Other receivables	511	(9,407)
Inventory	(7,784)	2,739
Prepaid expenses and other assets	(213)	(2,024)
Accounts payable	20,084	11,043
Accrued expenses and other liabilities	(282)	8,431
Income tax payable, net	(524)	275

Net cash provided by operating activities	13,015	9,899

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,442)	(2,042)
Proceeds from disposals of property, plant and equipment	—	1
Proceeds from sales and maturities of available-for-sale investments	58,075	85,072
Purchases of available-for-sale investments	(44,584)	(69,182)

Net cash provided by investing activities	11,049	13,849

Cash flows from financing activities:
Proceeds from stock option exercises	280	1,541
Purchases of treasury stock	(3,035)	(9,427)
Dividend payments	(4,811)	(5,102)
Payments on long-term debt	—	(16,500)
Excess tax benefits from stock-based compensation arrangements	9	55

Net cash used in financing activities	(7,557)	(29,433)

Net increase (decrease) in cash and cash equivalents	16,507	(5,685)
Effect of exchange rate changes	(2,937)	202
Cash and cash equivalents, beginning of period	73,439	58,298

Cash and cash equivalents, end of period	$87,009	$52,815

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$784	$85

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three months ended March 31, 2015 and 2014 for both transactions are as follows:

	Three Months Ended
	March 31,
	2015	2014
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$226	$246

NSN BBA acquisition
Amortization of acquired intangible assets	241	302
Amortization of other purchase accounting adjustments	154	361
Acquisition related professional fees, travel and other expenses	6	48

Subtotal	401	711

Total acquisition related expenses, amortizations and adjustments	627	957
Provision for income taxes	(213)	(316)

Total acquisition related expenses, amortizations and adjustments, net of tax	$414	$641

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three months ended March 31, 2015 and 2014:

	Three Months Ended
	March 31,
	2015	2014
Revenue (adjustments to deferred revenue recognized in the period)	$67	$243
Cost of goods sold	12	34

Subtotal	79	277

Selling, general and administrative expenses	12	55
Research and development expenses	536	625

Subtotal	548	680

Total acquisition related expenses, amortizations and adjustments	627	957
Provision for income taxes	(213)	(316)

Total acquisition related expenses, amortizations and adjustments, net of tax	$414	$641

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2015	2014
Stock-based compensation expense included in cost of sales	$90	$116

Selling, general and administrative expense	691	1,026
Research and development expense	858	915

Stock-based compensation expense included in operating expenses	1,549	1,941

Total stock-based compensation expense	1,639	2,057
Tax benefit for expense associated with non-qualified options	(180)	(284)

Total stock-based compensation expense, net of tax	$1,459	$1,773

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
GAAP earnings per common share – diluted	$0.06	$0.17

Acquisition related expenses, amortizations and adjustments	0.01	0.01
Stock-based compensation expense	0.03	0.03

Non-GAAP earnings per common share – diluted	$0.10	$0.21